[UNUM Logo]                                  [Provident Logo]

FOR IMMEDIATE RELEASE                        MEDIA -
June 30, 1999                                Catharine Hartnett
                                             (207) 770-4361

                                             ANALYSTS -
                                             Thomas A. H. White
                                             (423) 755-8996

                           UNUMPROVIDENT MERGER FINAL
             -- MERGER IS CONSUMMATED FOLLOWING SHAREHOLDER VOTES --


Chattanooga, TN and Portland, ME - June 30, 1999 - Officials of UNUM Corporation (NYSE:UNM) and Provident Companies, Inc. (NYSE:PVT) announced today that the merger of the two companies creating UnumProvident Corporation (NYSE:UNM) has been finalized. Shareholders of both companies voted earlier today to approve the merger which will create the world leader in income and lifestyle protection. UnumProvident combines Provident's leadership in individual income protection and return-to-work programs with UNUM's leadership in group disability and other specialty coverages.

Shareholder approvals, and the subsequent filing of a certificate of merger with the state of Delaware were the final legal steps in the merger approval process; all other international, federal and state approvals had been received.

James F. Orr III, 56 who had served as chairman and chief executive officer of UNUM Corp. and who will serve as chairman and chief executive officer of UnumProvident, said, "This strategic merger will offer superior value to our shareholders, and a remarkable depth of expertise and breadth of choice to our customers. The combined strength and experience of our companies has positioned UnumProvident to lead the industry in offering innovative income and lifestyle protection options."

J. Harold Chandler, 50, who had served as Provident's chairman, president and chief executive officer and who will serve as president and chief operating officer of UnumProvident stated, "We are excited to have completed the merger of UNUM and Provident and thank our employees and shareholders for making UnumProvident a reality. Simply put, we intend to carefully combine the best of our prior organizations to better serve our customers. We are confident in our ability to meet this focused objective."

Under the merger agreement, Orr will serve as CEO until July 1, 2000 whereupon Chandler will assume the role of CEO. Orr will remain as chairman of the board and of its executive committee.

The UnumProvident board of directors is made up of eight former members of the UNUM Board and seven former members of the Provident Board. Orr and Chandler are the only inside directors.

UNUM and Provident announced the merger on Nov. 23, 1998. Under the terms of the merger agreement, Provident shareholders will receive 0.73 shares of UnumProvident stock in exchange for each Provident common share and UNUM shareholders will receive one share of UnumProvident in exchange for each UNUM common share.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. Marketed under the UNUM brand, UnumProvident is the world leader in protecting the income and lifestyles of individuals, both directly and through their employers from the impacts of accidents and illnesses. UnumProvident has 150 years of experience in creating innovative solutions that protect the rewards of work - paychecks, assets and lifestyles. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in the press release regarding the business of UNUM Corporation and Provident Companies, Inc., which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-Looking Information" in the UNUM Corporate Form 10-K and "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Provident Companies, Inc. Form 10-K, in each case for the fiscal year ended December 31, 1998.